SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                             VINA Technologies, Inc.
           ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                      N/A
           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)     Title of each class of securities to which transactions applies:

(2)     Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

        [ ]      Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                 (1)     Amount previously paid:

                         -------------------------------------------------------

                  (2)     Form, Schedule or Registration Statement No.:

                         -------------------------------------------------------

                  (3)     Filing party:

                         -------------------------------------------------------

                  (4)     Date filed: April 30, 2001

                              39745 Eureka Drive
                           Newark, California 94560
                                (510) 492-0800

                                                                    May 1, 2001

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of VINA Technologies, Inc. that will be held on May 22, 2001, at 10:00 A.M., at the Company's offices at 39745 Eureka Drive, Newark, California.

     The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

     After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

   A copy of the Company's 2000 Annual Report to Stockholders is also enclosed.

   The Board of Directors and management look forward to seeing you at the meeting.




                                          Sincerely yours,

                                          /s/ Steven M. Bauman

                                          Steven M. Bauman
                                          President and Chief Executive Officer

                            VINA TECHNOLOGIES, INC.

                                 ------------
                   Notice of Annual Meeting of Stockholders
                            to be held May 22, 2001
                                 ------------
To the Stockholders of VINA Technologies, Inc.:

     The Annual Meeting of Stockholders of VINA Technologies, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices at 39745
Eureka Drive, Newark, California, on Tuesday, May 22, 2001, at 10:00 A.M., Pacific Daylight Time, for the following purposes:

        1. To elect two Class I directors to serve until the 2004 Annual Meeting of Stockholders and until their successors are elected and qualified;

        2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors; and

        3. To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

     Only stockholders of record at the close of business on April 12, 2001, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available during normal business hours at the Secretary's office, 39745 Eureka Drive, Newark, California, for ten days before the meeting.

     It is important that your shares are represented at this meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the meeting.






                                          By Order of the Board of Directors

                                          /s/ Stanley E. Kazmierczak

                                          Stanley E. Kazmierczak
                                          Vice President, Finance and
                                          Administration, Chief
                                          Financial Officer and Secretary


May 1, 2001

                            VINA Technologies, Inc.
                              39745 Eureka Drive
                            Newark, California 94560

                                 ------------
                                PROXY STATEMENT
                                 ------------
     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of VINA Technologies, Inc., a Delaware corporation (the "Company"), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at the Company's offices at 39745 Eureka Drive, Newark, California, on Tuesday, May 22, 2001, at 10:00 A.M., Pacific Daylight Time, and any postponement or adjournment thereof (the "Annual Meeting"). The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein. A stockholder who has given a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted "FOR" the election of the nominees for director listed in this Proxy Statement and "FOR" approval of Proposal 2 referred to in the Notice of Annual Meeting and described in this Proxy Statement.

     Stockholders of record at the close of business on April 12, 2001 (the "Record Date"), are entitled to vote at the Annual Meeting. As of the close of business on that date, the Company had 36,387,141 shares of common stock, $.0001 par value (the "Common Stock"), outstanding. The presence in person or by proxy of the holders of a majority of the Company's outstanding shares constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

     Directors are elected by a plurality vote. The two nominees for director who receive the most votes cast in their favor will be elected to serve as a director. Each of the other proposals submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

     The expense of printing, mailing proxy materials and solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Common Stock.

     This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about May 1, 2001.


                                   IMPORTANT

     Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

Nominee

     The Company has three classes of directors serving staggered three-year terms. Each class consists of two directors. Two Class I directors are to be elected at the Annual Meeting to serve until the 2004 Annual Meeting and until their respective successors have been elected and qualified or until such directors' earlier resignation, removal from office, death or incapacity. The terms of the Class II and Class III directors expire in 2002 and 2003, respectively. Shares represented by the enclosed proxy cannot be voted for a greater number of persons than the number of nominees named.

     Unless authority to vote for directors is withheld, it is intended that the shares represented by the enclosed proxy will be voted for the election of Joshua W. Soske and Jeffrey M. Drazan, both of whom are currently members of the Board of Directors. Each of the nominees has been nominated as a Class I director by the Board of Directors. In the event any of such nominees becomes unable or unwilling to accept nomination or election, the shares represented by the enclosed proxy will be voted for the election of such other nominee as the Board of Directors may select. The Board of Directors has no reason to believe that any such nominee will be unable or unwilling to serve.

     There are no family relationships among the Company's executive officers or directors.

     Set forth below is information regarding the nominees for Class I director.

       Name of Nominee        Age                          Position
---------------------------- -----   ---------------------------------------------------
Joshua W. Soske ............  42     Executive Vice President, Chief Technology Officer
                                       and Director
Jeffrey M. Drazan ..........  42     Director

     Joshua W. Soske, age 42, has served as our Executive Vice President and Chief Technology Officer since August 1999, as a director since the Company's inception and was one of the Company's founders. Mr. Soske served as our
President and Chief Executive Officer from inception until August 1999. He has been President and founder of International Design and Research, a communications consulting firm which provides management, architectural design and contract manufacturing services dealing primarily with telephone, data network, and television technologies since March 1979.

     Jeffrey M. Drazan, age 42, has served as a director since June 1996. Mr. Drazan has been a General Partner of Sierra Ventures since 1984. He currently serves on the boards of directors of FairMarket, Inc. and Vertel Corporation.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION AS DIRECTOR OF THE NOMINEES SET FORTH ABOVE.

     Set forth below is information regarding the other directors of the Company whose terms of office continue after the Annual Meeting.

   Class II

     John F. Malone, age 53, has served as a director since January 1997. Mr. Malone has been President and Chief Executive Officer of The Eastern Management Group, a management consulting firm supplying professional services to major communications companies since April 1979. Mr. Malone worked at AT&T where he developed corporate strategy and managed sales and marketing organizations from Ohio to New York.

     W. Michael West, age 50, has served as Chairman of the Company's board of directors since June 1999. He served as Executive Vice President for Lucent Technologies, Inc. from September 1997 to January 1998. Mr. West was President, Chief Operating Officer and a director of Octel Communications Corporation from January 1995 to August 1997, after having served as Executive Vice President from September 1986 to January 1995. Mr. West held multiple positions with Rolm Corporation from 1979 to September 1986, most recently as General Manager of the National Sales Division. Mr. West currently serves as a director of Media Arts Group, Inc.

   Class III

     Steven M. Bauman, age 56, has served as the Company's President, Chief Executive Officer and as a director since August 1999. Mr. Bauman was a principal at GeoPartners Research, a Cambridge, Massachusetts-based consultancy from February 1998 to August 1999. He was Vice President/General Manager, Network Systems Division and then Vice President of Virtual Private Networks of 3Com Corporation, a supplier of network systems, from October 1995 to February 1998. Mr. Bauman was Vice President and General Manager, Software Group, Farallon Communications, Inc. (now Netopia, Inc.) from 1993 until September 1995.

     Philip J. Quigley, age 58, has served as a director since April 1998. Mr. Quigley was Chairman, President, and Chief Executive Officer of Pacific Telesis Group, a telecommunications holding company, from April 1994 until his retirement in December 1997. Mr. Quigley previously served as President and Chief Executive Officer of Pacific Bell, Executive Vice President and Chief Operating Officer of PacTel Corporation, and Chief Executive Officer of PacTel Personal Communications. Mr. Quigley serves as a director of Wells Fargo & Company and Nuance Communications, Inc. and as an advisory director of Thomas Weisel Partners LLC.

Board Meetings and Committees

     The Board of Directors held eight meetings and acted by unanimous written consent seven times during 2000. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors serve.

     The Board of Directors has the following two standing committees: a Compensation Committee and an Audit Committee.

     The members of the Compensation Committee are Jeffrey M. Drazan, Philip J. Quigley and Steven M. Bauman (non-voting). The Compensation Committee held three meetings and acted by unanimous written consent fourteen times during 2000. The Compensation Committee's functions are to assist in the implementation of, and provide recommendations with respect to, general and specific compensation policies and practices of the Company and to administer the Company's 2000 Stock Incentive Plan and 2000 Employee Stock Purchase Plan (the "2000 Stock Plans").

     The  members  of  the  Audit  Committee  are  John  F. Malone and Philip J.
Quigley. Frank J. Marshall was a member of the Audit Committee until his resignation from the Board of Directors on April 7, 2001. The Audit Committee held two meetings during 2000. The Audit Committee's functions are to review the scope of the annual audit, monitor the independent auditors' relationship with the Company, advise and assist the Board of Directors in evaluating the independent auditors' examination, provide oversight of the Company's financial and accounting organization and financial reporting, meet with the independent auditors and management to discuss and review financial statements, and nominate, for approval of the Board of Directors, a firm of certified public accountants whose duty it is to audit the financial records of the Company for the fiscal year for which it is appointed.


Compensation of Directors

     Except as otherwise described below, members of the Board of Directors do not receive cash compensation for service on the Board of Directors. Directors are reimbursed for their reasonable expenses in connection with their attendance at Board and committee meetings. Directors are also eligible to receive stock options under the Company's 2000 Stock Incentive Plan. Under the 2000 Stock Incentive Plan, each new non-employee director, on his or her first business day after election to the Board of Directors, will receive an option to purchase 30,000 shares of the Company's Common Stock at the fair market value on the date of the grant. In addition, each non-employee director who continues to serve on the Board of Directors at the conclusion of the annual meeting of stockholders will receive an option to purchase 7,500 shares of Common Stock.

     W. Michael West is paid an annual salary of $100,000 for his services as Chairman of the Board of Directors. In connection with Mr. West joining the Board of Directors in June 1999, the Company sold 800,000 shares of Common Stock to Mr. West at a price of $0.60 a share. These shares are subject a right of repurchase in favor of the Company that expires after a four-year period in the event that Mr. West's services to the Company cease. In addition, John F. Malone was paid a total of $8,000 in fiscal year 2000 for his services on the Board of Directors prior to the completion of the Company's initial public offering in August 2000. The Company does not currently pay, nor does it currently intend to pay in the future, any cash compensation to any non-employee director for services on the Board of Directors.


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 31, 2001 as to shares of the Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) each of the Company's executive officers named under "Executive Compensation--Summary Compensation Table," and (iv) all directors and executive officers of the Company as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be.

                                                                       Shares         Percentage
                                                                    Beneficially     Beneficially
                                                                      Owned (1)       Owned (1)
                                                                   --------------   -------------
Entities affiliated with London Pacific Assurance Limited (2) (3)     3,044,402           8.3%
Entities affiliated with Sierra Ventures V, L.P.(4) (5) ..........   10,209,519          27.7%
Steven M. Bauman (6) .............................................    2,034,000           5.3%
Joshua W. Soske ..................................................    2,310,586           6.1%
W. Michael West ..................................................      900,000           2.4%
Jeffrey M. Drazan (7) ............................................   10,483,615          28.4%
John F. Malone ...................................................      150,000             *
Frank J. Marshall (8) ............................................      197,569             *
Philip J. Quigley (9) ............................................      311,563             *
Stanley E. Kazmierczak (10) ......................................      562,000           1.5%
Thomas J. Barsi ..................................................      323,000             *
C. Reid Thomas ...................................................      393,489           1.1%
All directors and executive officers as a group (16 persons) .....   22,168,364          59.6%

------------
* Less than 1%.

 (1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table.

 (2) The address of the principal place of business of London Pacific Assurance Limited is Minden House, 6 Minden Place, St. Helier, Jersey, Channel Islands.

 (3) According to Schedule 13G dated February 5, 2001, filed jointly by London Pacific Life & Annuity Company ("LPLAC"), LPIMC Insurance Marketing Services ("LPIMC"), Berkeley International Capital Limited ("BICL"), and London Pacific Assurance Limited ("LPAL"), LPLAC, LPIMC, BICL and LPAL own collectively 3,044,402 shares. LPLAC is the beneficial owner of, with sole dispositive and voting power for, 535,715 shares. LPIMC is the beneficial owner of, with sole dispositive and voting power for, 100,000 shares. BICL is the beneficial owner of, with sole dispositive and voting power for, 178,571 shares. LPAL is the beneficial owner of, with sole dispositive and voting power for, 2,230,116 shares.

 (4) The address of the principal place of business of Sierra Ventures V, L.P. is 3000 Sand Hill Road, Building Four, Suite 210, Menlo Park, California 94025.


                                              (Footnotes continued on next page)

                                       4



     (Footnotes continued from previous page)

 (5) According to Schedule 13G dated February 14, 2001, filed jointly by Sierra Ventures V, L.P., a California Limited Partnership ("Sierra V"), SV Associates V, L.P., a California Limited Partnership ("SV V"), Sierra Ventures VI, L.P., a California Limited Partnership ("Sierra VI"), and SV Associates VI, L.P., a California Limited Partnership ("SV VI"), Sierra V and SV V own collectively 8,591,484, and Sierra VI and SV VI own collectively 1,618,035. Sierra V and SV V are the beneficial owners of, and share voting and dispositive power for, 8,591,484 shares. Sierra VI and SV VI are the beneficial owners of, and share voting and dispositive power for, 1,618,035 shares.

 (6) Includes 350,000 shares held by Steven M. & Ina U. Bauman Trust and 100,000 shares held by Mr. Bauman's adult children.

 (7) Includes 8,591,484 shares held by Sierra Ventures V, L.P. and 1,618,035 shares held by Sierra Ventures VI, L.P. Jeffrey M. Drazan is a general partner of SV Associates V L.P., a California Limited Partnership, and SV Associates VI L.P., a California Limited Partnership (collectively, the "Sierra Ventures entities") and is a director of ours. Other than 40,927 shares owned by SV Associates VI, Mr. Drazan disclaims beneficial ownership of the shares held by Sierra Ventures entities, except to the extent of his pecuniary interest in these shares.

 (8) Mr. Marshall resigned as a director on April 7, 2001. Includes 22,569 held by Frank Marshall Timark, L.P., of which Mr. Marshall is a general partner, and 70,000 shares held by Mr. Marshall's adult children. Mr. Marshall disclaims beneficial ownership of his shares held by his adult children.

 (9) Includes 154,107 shares held by the Quigley Family Trust. Mr. Quigley is the Trustee of the Quigley Family Trust, and is a director of ours. Mr. Quigley disclaims beneficial ownership of his shares held by the Quigley Family Trust.

(10) Includes 20,000 shares held by The Christin Kazmierczak Grantor Retained Annuity Trust and 20,000 shares owned by The Stanley Kazmierczak Grantor Retained Annuity Trust.

                            EXECUTIVE COMPENSATION

     The following table summarizes sets forth compensation for services rendered in all capacities to the Company for the fiscal years ended December 31, 2000, 1999 and 1998, of (i) the Company's Chief Executive Officer and (ii) the Company's four other most highly compensated executive officers whose total annual salary and bonus for fiscal year 2000 exceeded $100,000 (the "Named Officers").


                          Summary Compensation Table

                                                                                                 Long Term
                                              Annual Compensation                               Compensation
                                                                               Other Annual      Securities
                                                                               Compensation      Underlying
     Name and Principal Position      Year     Salary ($)     Bonus ($)(1)        ($)(2)          Options
------------------------------------ ------   ------------   --------------   --------------   -------------
Steven M. Bauman (3) ............... 2000       $200,000        $100,000             --          1,910,000
   Chief Executive Officer And       1999         71,279          35,417             --
   President

Stanley E. Kazmierczak (4) ......... 2000        175,000          52,500             --            488,000
   Vice President, Finance           1999         84,247             --              --
   and Administration, Chief
   Financial Officer and
   Secretary

Thomas J. Barsi .................... 2000        160,191          58,000             --            200,000
   Vice President, Business          1999        113,995         138,600             --
   Development                       1998        107,000          48,376             --

C. Reid Thomas (5) ................. 2000        104,616          85,686          77,830           340,000
   Vice President, Sales

Joshua W. Soske .................... 2000        183,333          55,500             --            924,200
   Executive Vice President          1999        175,000             --              --
   And Chief Technical               1998        161,840             --              --
   Officer

------------
(1) Includes amounts paid pursuant to the Company's bonus plan and/or earned as commissions on sales.
(2) Represents payments made for relocation and car allowances.
(3) Mr. Bauman joined the Company in August 1999.
(4) M. Kazmierczak joined the Company in June 1999.
(5) Mr. Thomas joined the Company in April 2000.

     The following tables set forth certain information as of December 31, 2000 and for the fiscal year then ended with respect to stock options granted to and exercised by the individuals named in the Summary Compensation Table above.


                             Option Grants in 2000

                                                                                                Potential Realizable Value at
                                                                                             Assumed Annual Rates of Stock Price
                                                      Individual Grants                         Appreciation for Option Term(5)
                                 ------------------------------------------------------------   -----------------------------
                                                        % of
                                    Number of       Total Options
                                    Securities       Granted to
                                    Underlying      Employees in      Exercise
                                     Options           Fiscal          Price       Expiration
              Name                Granted(#)(1)        Year(2)       ($/Sh)(3)      Date(4)         5%($)           10%($)
-------------------------------- ---------------   --------------   -----------   -----------   -------------   -------------
Steven M. Bauman ...............     250,000       3.3%               $  6.50        8/9/10      $1,021,954      $2,589,832

Stanley E. Kazmierczak .........      20,000       1.3                   1.00       2/15/10          12,578          31,875
                                      75,000                             6.50        8/9/10         306,586         776,949

Thomas J. Barsi ................     100,000       1.7                   1.00       2/15/10          62,889         159,374
                                      30,000                             5.625     11/24/10         106,126         268,944

C. Reid Thomas .................     280,000       4.5                   2.00       4/18/10         352,181         892,496
                                      60,000                             5.625     11/24/10         212,252         537,888

Joshua W. Soske ................     450,000       6.5                   1.00       2/15/10         283,003         717,184
                                      40,000                             5.625     11/24/10         141,501         358,592

------------

(1) Mr. Bauman's stock option vests with respect to 25% of the shares after one year and an additional 2.0833% of the shares vests each additional month thereafter. The option becomes fully exercisable with respect to the 250,000 shares after two years. The option is subject to accelerated vesting upon Mr. Bauman's achievement of certain performance goals. The other stock options granted are exercisable in full immediately, but the shares received upon exercise are subject to repurchase by the Company. The Company's right to repurchase lapses as to 25% of the shares covered by the respective options on the first anniversary of the date of the grant, and lapses ratably on a monthly basis thereafter, with the repurchase right terminating in full on the fourth anniversary of the date of the grant. In the event of a change in control of the Company, Mr. Kamierczak and Mr. Thomas will each immediately vest in the greater of (i) the number of shares that would have vested if each had provided a total of 24 months of service with the Company or (ii) the number of shares that would have vested if each had provided an additional 12 months of service with the Company. Upon a change in control of the Company, Mr. Barsi will immediately vest in the number of shares that would have vested if he had provided an additional 12 months of service to the Company.

(2) In 2000, the Company granted employees, directors and consultants options to purchase 7,555,391 shares of the Company's Common Stock.

(3) The exercise price on the date of grant was equal to 100% of the fair market value on the date of grant.

(4) The options have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(5) The 5% and 10% assumed rates of appreciation are suggested by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. There can be no assurance that any of the values reflected in the table will be achieved.

                                Aggregate Option Exercises in Last Fiscal Year
                                        And 2000 Year End Option Values

                                                                             Number of Securities
                                                                            Underlying Unexercised      Value of Unexercised
                                                                                  Options at           In-the-Money Options at
                                                                             December 31, 2000(#)      December 31, 2000($)(3)
                                   Shares Acquired           Value               Exercisable/               Exercisable/
              Name                on Exercise(#)(1)     Realized ($)(2)          Unexercisable              Unexercisable
-------------------------------- -------------------   -----------------   ------------------------   ------------------------
Steven M. Bauman ...............       450,000             $ 500,000             1,460,000/0                $ 2,787,446/0
Stanley E. Kazmierczak .........       323,000               129,200                95,000/0                     48,760/0
Thomas J. Barsi ................        29,500                74,125               170,500/0                    365,914/0
C. Reid Thomas .................             0                     0               340,000/0                    402,640/0
Joshua W. Soske ................             0                     0               924,200/0                  2,396,200/0

------------
(1) The shares acquired upon exercise are subject to a right of repurchase by the Company. The Company's right to repurchase lapses as to 25% of the shares covered by the respective options on the first anniversary of the date of the grant, and lapses ratably on a monthly basis thereafter, with the repurchase right terminating in full on the fourth anniversary of the date of the grant.

(2) Calculated on the basis of the fair market value of the underlying securities at the exercise date minus the exercise price.

(3) Calculated on the basis of the fair market value of the underlying securities at December 31, 2000 ($3.438 per share) minus the exercise price.


Compensation Arrangements

     Steven M. Bauman is a party to an offer letter with the Company dated August 16, 1999. As contemplated by the offer letter, Mr. Bauman serves as Chief Executive Officer and President of the Company and as a member of the Board of Directors. Pursuant to the offer letter, the Company agreed to pay Mr. Bauman an annual salary of $200,000. In addition, Mr. Bauman is eligible to receive an incentive bonus equal to fifty percent (50%) of his base salary based on his performance, however he is guaranteed his first full year's bonus. Mr. Bauman was also given an option to purchase 1,660,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of the grant. The options are immediately exercisable and vest over a four-year period, however, the purchased shares are subject to repurchase by the Company in the event Mr. Bauman's service terminates prior to the shares vesting. In addition, if a change of control occurs, the shares that would have vested over the next 24 months will immediately vest. Further, if Mr. Bauman is terminated without good cause or resigns with good cause within 12 months of a change in control, his shares that would have vested over the 12 months following the change of control will immediately vest.

     Stanley E. Kazmierczak, the Company's Vice President, Finance and Administration, Chief Financial Officer and Secretary, is a party to an offer letter with the Company dated May 24, 1999. Under the terms of the offer letter, the Company agreed to pay Mr. Kazmierczak an annual base salary of $175,000. Mr. Kazmierczak was also granted an option to purchase 393,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of the grant. The option is immediately exercisable and vests over a four-year period, however, the purchased shares are subject to repurchase by the Company in the event Mr. Kazmierczak's service terminates prior to the shares vesting. In the event of involuntary termination within twelve months following a change in control of the Company, Mr. Kazmierczak will immediately vest in the greater of (i) the number of the shares that would have vested if Mr. Kazmierczak provided a total of 24 months of service with the Company or (ii) the number of shares that would have vested if Mr. Kazmierczak provided an additional 12 months of service following the date of the involuntary termination.

     C. Reid Thomas, the Company's Vice President, Sales, is a party to an offer letter with the Company dated April 7, 2000. Under the offer letter, the Company agreed to pay Mr. Thomas an annual salary of $150,000. The offer letter also provides for variable compensation in the form of commissions, quarterly bonuses, an annual bonus targeted at $150,000 upon achievement of the Company's revenue target, and a $400 monthly car allowance. Pursuant to the offer letter, Mr. Thomas was also granted an option to purchase 280,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of the grant. The option is immediately exercisable and vests over a four-year period, however any purchased shares are subject to repurchase by the Company in the event Mr. Thomas' service is terminated prior to the shares vesting. In the event of involuntary termination within twelve months following a change in control of the Company, Mr. Thomas will immediately vest in the greater of (i) the number of the shares that would have vested if Mr. Thomas provided a total of 24 months of service with the Company or (ii) the number of shares that would have vested if Mr. Thomas provided an additional 12 months of service following the date of the involuntary termination.


                     REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     This report on executive compensation is provided by the Compensation Committee (the "Compensation Committee") of the Board of Directors to assist stockholders in understanding their objectives and procedures in establishing the compensation of the Company's executive officers and describes the basis on which 2000 compensation determinations were made by the Compensation Committee. The Compensation Committee is comprised of two non-employee directors. In making their determinations, the Compensation Committee relied, in part, on independent surveys and public disclosures of compensation of management in the telecommunications equipment industry.


Compensation Philosophy and Objectives
     The Compensation Committee believes that compensation of the Company's executive officers should:

   * Encourage creation of stockholder value and achievement of strategic corporate objectives.

   * Integrate compensation with the Company's annual and long-term corporate objectives and strategy, and focus executive behavior on the fulfillment of those objectives.

   * Provide a competitive total compensation package that enables the Company to attract and retain, on a long-term basis, high caliber personnel.

   * Provide total compensation opportunity that is competitive based on prevailing practices for the industry, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance.

   * Align   the   interests   of   management   and  stockholders  and  enhance
     stockholder value by providing management with longer-term incentives through equity ownership by management.

   * Provide fair compensation consistent with internal compensation programs.


Key Elements of Executive Compensation

     The compensation of executive officers is based on the Company's financial performance, the Company's achievement of certain business objectives, including the closing of acquisitions of businesses and technologies that may expand or enhance the Company's existing business, the achievement of product development milestones, as well as individual contribution and achievement of individual business objectives by each executive officer. The Company's executive compensation structure for executive officers currently includes a combination of base salary, bonus, and stock options.

     Base Salary. Salary determinations are largely determined through comparisons with companies of similar size, market capitalization or complexity in the telecommunications equipment industry. Actual salaries are based on individual performance contributions within a competitive salary range for each position that is established through job evaluation of responsibilities and market comparisons. The Compensation Committee reviews salaries on an annual basis and may adjust each executive officer's salary based on the officer's performance, responsibilities, and any changes in the median salary levels of comparable companies.

     Bonus. The Compensation Committee has established a bonus plan for executive officers of the Company in order to motivate executives to reach certain financial targets and corporate goals. The Compensation Committee meets annually to review and approve bonuses for officers for the prior year. Bonuses are determined by a formula based on the achievement of specific revenue goals and operating margin targets for the fiscal year.

     Stock Options. Long-term incentives are provided by the Company's stock option plan. The Compensation Committee believes that by granting executive officers an opportunity to obtain and increase personal ownership of Company stock, the best interests of the stockholders and executives will be more closely integrated. Initial grants of stock are generally made to eligible executives and employees upon commencement of employment as part of their offer letters based on the executive's salary, responsibilities, and position in the Company. Additional grants of options are determined based upon the individual executive officer's performance, level of responsibility and competitive compensation practices in the industry.

     Other Elements. Other elements of executive compensation include a Company-wide medical/dental/vision/life insurance benefits and the ability to defer compensation pursuant to a 401(k) plan. The 401(k) permits, but does not require, additional matching contributions by the Company on behalf of all participants in the 401(k) plan. The Company did not make any matching contributions in fiscal year 2000 under the 401(k) plan.


Chief Executive Officer Compensation

     The annual salary of Steven M. Bauman, the Company's President and Chief Executive Officer was $200,000 at the end of fiscal year 2000. Mr. Bauman's base salary was established pursuant to his offer letter in August 1999 at $200,000 and is reviewed annually by the Compensation Committee. Mr. Bauman's salary was based upon a combination of factors including prior experience, breadth of knowledge, and review of independent industry surveys of compensation paid to chief executive officers of comparable companies. Mr. Bauman is also eligible to receive a bonus up to 50% of his base salary based on the achievement of certain performance measurement goals including the Company's (i) revenue growth target and (ii) operating margin target for the fiscal year. Mr. Bauman was granted a cash bonus of $100,000 in 2000.

     In recognition of Mr. Bauman's accomplishments and as an incentive for future performance, in August 2000, Mr. Bauman was granted an option to purchase 250,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the Company's Common Stock on the date of the grant. The size of Mr. Bauman's grant was based on several factors including the completion of the Company's initial public offering of its Common Stock in August 2000, the further development and expansion of the Company's products, and overall progress of the Company.

     Mr. Bauman is a member of the Board of Directors and a non-voting member of the Compensation Committee, but did not participate in matters involving the evaluation of his own performance or the setting of his own compensation.

     The Company's policy is generally to qualify compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code. However, the Company reserves the discretion to pay compensation to its executive officers that may not be deductible.

   Compensation Committee
   Jeffrey M. Drazan
   Philip J. Quigley


Compensation Committee Interlocks and Insider Participation

     The  Compensation  Committee  of the Board of Directors consists of Jeffrey
M. Drazan, Philip J. Quigley and Steven M. Bauman. Mr. Bauman is a non-voting member of the Compensation Committee. No interlocking relationship exists between the Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other entity, nor has any interlocking relationship existed in the past.

                             CERTAIN TRANSACTIONS

     An aggregate of 3,404,140 shares of Series E preferred stock at $7.00 per share was sold in private financings in January, February and March 2000. Each share of preferred stock converted automatically into one share of Common Stock upon the closing of the Company's initial public offering in August 2000.

                                Investor                                  Shares of Series E Preferred Stock
------------------------------------------------------------------------ -----------------------------------
Entities affiliated with Sierra Ventures V, L.P. (1) ...................               714,286
Entities affiliated with London Pacific Assurance Limited (2) ..........               714,286
W. Michael West ........................................................                80,000

------------
(1) Includes shares held by Sierra Ventures V, L.P., Sierra Ventures VI, L.P., and SV Associates VI, as nominee for its general partners. Jeffrey M. Drazan is a general partner of SV Associates V, L.P., the general partner of Sierra Ventures V, L.P., and is a general partner of SV Associates VI, L.P., the general partner of Sierra Ventures VI, L.P. Mr. Drazan is also a director of the Company. Other than 19,389 shares of Series E preferred stock owned through SV Associates VI, Mr. Drazan disclaims beneficial ownership of the shares held by the Sierra Ventures entities except to the extent of his pecuniary interest in these shares.
(2) Includes shares held by London Pacific Life & Annuity Company and London Pacific Assurance Limited.


     The Company has entered into indemnification agreements with each of the Company's officers and directors.

     The Company has granted options to purchase Common Stock to the Company's officers and directors.


            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors is currently composed of two directors, each of whom qualifies as "independent" under the current listing requirements of The Nasdaq Stock Market. Frank J. Marshall was a member of the Audit Committee until his resignation as a director on April 7, 2001; Mr. Marshall qualified as "independent" under such listing requirements. The Audit Committee acts pursuant to a written charter that was adopted by the Board of Directors in June 2000, a copy of which is attached as Exhibit A to this Proxy Statement.

     In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles.

     Within this framework, the Audit Committee has financial statements of the Company, the Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2000. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Statement No. 1 and discussed with the independent auditors, Deloitte & Touche LLP, the independence of that firm.

     Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                          Audit Committee

                                          John F. Malone
                                          Philip J. Quigley

                         STOCK PRICE PERFORMANCE GRAPH

     The Company's Common Stock began trading on the Nasdaq National Market on August 10, 2000. The price information reflected for the Company's Common Stock in the following performance graph and accompanying table represents the closing sales prices of the Common Stock for the period from August 31, 2000 through January 31, 2001 on a monthly basis. The graph illustrates a comparison of the cumulative total stockholder return of the Company's Common Stock with the CRSP Total Return Index for the Nasdaq Telecommunications Stocks (the
"Nasdaq Telecommunications Index") and the CRSP Total Return Index for the Nasdaq US Stocks (the "Nasdaq US Index"), assuming an investment of $100 in each on August 31, 2000. The comparisons in the graph and table are required by the Securities and Exchange Commission and are not intended to forecast or to be indicative of possible future performance of the Company's Common Stock.

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]


                                [GRAPHIC OMITTED]



                                        8/31/00       9/29/00      10/31/00     11/30/00     12/29/00      1/31/01
                                     ------------   -----------   ----------   ----------   ----------   -----------
VINA Technologies, Inc. ............  $  100.00      $  75.34      $  47.97     $  23.14     $  17.58     $  28.38
Nasdaq US Index ....................     100.00         87.01         79.83        61.55        58.30        65.45
Nasdaq Telecommunications Index ....     100.00         88.35         77.15        56.21        56.58        71.24

                                  PROPOSAL 2

                     RATIFICATION OF INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2001, subject to ratification by the stockholders. Deloitte & Touche LLP has audited the Company's financial statements since 1996. Representatives of Deloitte & Touche LLP are expected to be present at the Company's Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.


Audit and Non-Audit Fees

     Audit Fees. The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2000 and the review of the Company's September 30, 2000 quarterly financial statements was $170,000.

     Financial   Information   Systems   Design  and  Implementation  Fees.  The
aggregate fees billed for professional services rendered for information technology services related to financial information systems design and implementation by Deloitte & Touche LLP for the year ended December 31, 2000 was zero ($0).

     All Other Fees. The aggregate fees billed for services rendered by Deloitte & Touche LLP other than for the services described above, including services in connection with the Company's initial public offering, for the year ended December 31, 2000 was $427,141.

     The Audit Committee considered whether the provision of the services other than the audit services is compatible with maintaining Deloitte & Touche LLP's independence.


Required Vote

     Ratification will require the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy. In the event ratification is not provided, the Board of Directors will review its future selection of the Company's independent auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.


               STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2002 Annual Meeting must be received by the Secretary of the Company no later than December 1, 2001 in order that they may be included in the Company's proxy statement and form of proxy relating to that meeting.

     A stockholder proposal not included in the Company's proxy statement for the 2002 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company's Bylaws. To be timely, the Company's Bylaws provide that the Company must have received the stockholder's notice not less than 60 days nor more than 90 days prior to the scheduled date of such meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, the Company must receive the stockholder's notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided such public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting.


                                 OTHER MATTERS

     The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual
Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, executive officers and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. Based solely upon copies of reports filed with the Securities and Exchange Commission, the Company believes that all of such filing requirements were satisfied for 2000 except the following individuals failed to file timely reports for such fiscal year: Mr. Quigley did not report 25,000 shares acquired during the Company's initial public offering on August 10, 2000 on a timely filed Form 4 report but the purchase was reported on an amended Form 4 filed in October 2000; and Mr. West did not report 20,000 shares acquired during the Company's initial public offering on August 10, 2000 on a timely filed Form 4 report but the purchase was reported on an amended Form 4 filed in October 2000.

     Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.




                                          By order of the Board of Directors.

                                          /s/ Steven M. Bauman

                                          Steven M. Bauman
                                          President  and Chief Executive Officer



May 1, 2001

                                    EXHIBIT A


                                                                   June 15, 2000


                             VINA TECHNOLOGIES, INC.
                             AUDIT COMMITTEE CHARTER

     This Audit Committee Charter (the "Charter") has been adopted by the Board of Directors (the "Board") of VINA Technologies, Inc. (the "Company"). The Audit Committee of the Board (the "Committee") shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

     The Audit Committee shall be appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities relating to the
Company's (1) financial statements and auditing, accounting and related reporting processes and (2) systems of internal controls regarding finance, accounting, legal compliance, risk management and ethics established by management and the Board.


Composition

     The Audit Committee shall consist of at least three members of the Board, each of whom shall meet the independence and experience requirements of applicable laws, regulations, and stock market rules. The members of the Audit Committee shall be appointed by the Board at the annual organizational meeting of the Board, to serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.


Responsibilities

     The Audit Committee shall:

  Documents/Reports Review

   * Review the annual audited financial statements with management and the independent auditors, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements, and concur that the audited financial statements be included in the Company's Annual Report on Form 10-K.

   * Review   with   management  and  the  independent  auditors  the  Company's quarterly financial statements contained in the Company's Quarterly Report on Form 10-Q prior to its filing including financial press releases.

   * Review with management and the independent auditors the significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements and discuss any other matters communicated to the Committee by the independent auditors.

   * Prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

   * Discuss with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies


  Accounting and Financial Controls Framework

   * Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management.

   * Review with the independent auditors any management letter provided by the independent auditors and the Company's responses to that letter.

 Independent Auditors

   * Recommend to the Board the appointment of the independent auditors, which firm is ultimately accountable to the Audit Committee and the Board.

   * Approve the fees to be paid to the independent auditors.

   * Receive disclosures from the independent auditors regarding the auditors' independence required by Independence Standards Board Standard No. 1, discuss such reports with the independent auditors, and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditors.

   * Evaluate together with the Board the performance of the independent auditors and, if so determined by the Audit Committee, recommend that the Board replace the independent auditors.

   * Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

   * Discuss   with   the  independent  auditors  the  matters  required  to  be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.


General Authority and Responsibilities

     The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, its job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. It is not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

     The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board.

                                   APPENDIX B

PROXY                                                                      PROXY

                             VINA TECHNOLOGIES, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       For Annual Meeting -- May 22, 2001

STEVEN M. BAUMAN and STANLEY E. KAZMIERCZAK, or any of them, each with the power of substitution, are hereby authorized to represent as proxies and vote with respect to the proposals set forth below and in the discretion of such proxies on all other matters that may be properly presented for action all shares of stock of VINA Technologies, Inc. (the "Company") the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's offices at 39745 Eureka Drive, Newark, California on Tuesday, May 22, 2001 at 10:00 a.m. or at any postponement or adjournment thereof, and instructs said proxies to vote as follows:


     1.  ELECTION OF DIRECTORS:

     [ ] FOR each of the nominees for Class I director listed (except as marked to the contrary below)

     [ ] WITHHOLD AUTHORITY to vote for the nominees for Class I director listed



     Joshua W. Soske and Jeffrey M. Drazan.

     (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)



     2. TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY:

        [ ]  FOR                [ ]  AGAINST                [ ]  ABSTAIN



     3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2.


                                 VINA TECHNOLOGIES, INC.
                                 Annual Meeting of Stockholders May 22, 2001


                                 Dated this ________ day of ________, 2001


                                 -----------------------------------------------
                                          (Signature of Stockholder)

                                 -----------------------------------------------
                                          (Signature of Stockholder)

                                 Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder must sign.

Please Mark, Sign, Date and Mail This Proxy Card Promptly, Using the Enclosed Envelope.